Exhibit 10.12

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of July 5, 2011 is entered into by and between Compass Biotechnologies, Inc., (herein referred to as the "Company"), having its' principal place of business at 9650 20th Ave. NW Suite 131 Edmonton AB T6N I G1 and Paradigm Concepts Inc., (herein referred to as the "Consultant") having its' principal place of business at 2173 Salk Avenue, Suite 250 Carlsbad, CA 92008.

RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock traded on the OTC.BB Market under the symbol COBI.

WHEREAS, Company desires to engage the services of Consultant

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing upon July 5, 2011 and ending on October 5, 2011.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.:

(a) Provide a prospectus from a third party for Company

For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue to the Consultant a "Commencement Bonus" of 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND) shares of 144 Common Stock of Compass Biotechnologies, Inc. The 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND) share of 144 common stock issued as a Commencement bonus shall be fully paid and non-assessable and constitute payment for Consultant's agreement to consult to the company and are nonrefundable, non-apportion able, and non-ratable retainer; such shares of common stock are not a pre payment for future services. If the company decides to terminate this agreement prior to October 5, 2011 for any reason what so ever, it is agreed and understood that the consultant will not be requested or demanded by the company to return any of the 1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND) shares of common stock paid to hereunder. It is further agreed that if at anytime during the term of this agreement, the company or substantially all of the company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the company, the consultant shall retain and will not be requested by the company to return any of the 1,500,000 ( ONE MILLION FIVE HUNDRED THOUSAND)shares and after July 5, 2011.

3.1 The commencement bonus shares issued pursuant to this agreement shall be issued in the name of Paradigm Concepts Inc.

3.2 The company has the right to terminate this agreement within three days of signing this contract, by registered or certified mail.

3.3 With each transfer of shares of common stock to be issued pursuant to this agreement (collectively, the "shares"), company shall cause to be issued a certificate representing the common stock and written opinion of counsel for the company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company's board of directors.

7. Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

8. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

9. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not securities Broker Dealer or a registered investment advisor.

10. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

11. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to he the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14.  Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

15.  Miscellaneous: This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties, the laws of the State of California shall govern this agreement.

To the Company:

Compass Biotechnologies,
9650-20th Ave. NW Suite
131 Edmonton AB T6N 1 G

To the Consultant:

Paradigm Concepts Inc.
2173 Salk Ave. Suite 250
Carlsbad, CA 92008

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that the Superior Court for the State of California, County of San Diego will be the venue of any dispute and will have jurisdiction over all parties.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in San Diego County California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

17. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.